Exhibit 99.1

Fortune Brands Reports Strong Results for Fourth Quarter and Full Year 2005; Continued Share Gains Fuel Strong Top-Line Growth; New Spirits & Wine Brands Add to Results; Company Sees Double-Digit Growth in EPS for 2006

    DEERFIELD, Ill.--(BUSINESS WIRE)--Feb. 7, 2006--Fortune Brands, Inc. (NYSE:FO), a leading consumer brands company, today reported strong results from continuing operations for the fourth quarter and full year 2005. Share gains in major consumer categories and the addition of newly acquired spirits and wine brands contributed to 10% growth in earnings per share before charges/gains for the quarter and 12% growth for the full year. Reported net income comparisons were adversely impacted by a substantial tax-related credit recorded in the year-ago quarter.
    "Reflecting the consistency of Fortune Brands' performance, the company finished another excellent year with another strong quarter," said Norm Wesley, chairman and chief executive officer of Fortune Brands. "Fourth quarter sales grew at the high end of our 4-6% long-term underlying sales growth goal, even against double-digit revenue growth in the year-ago quarter. Double-digit sales gains for Moen, Therma-Tru and our cabinet brands, plus strong international demand for premium spirits and solid growth for Titleist, FootJoy and Cobra drove our strong top-line performance. Our newly acquired spirits and wine brands, including Sauza, Canadian Club, Maker's Mark and Clos du Bois, benefited EPS before charges in the quarter, adding approximately eight cents per share."
    Fourth quarter net income was $175.9 million ($1.17 per diluted share), as compared to $249.5 million ($1.68 per diluted share) in the year-ago quarter. Net income for 2005 was $621.1 million ($4.13 per diluted share) versus $783.8 million ($5.23 per diluted share) in 2004. EPS comparisons for the quarter and the year were adversely impacted by the substantial tax-related credits recorded in 2004 and the absence of income due to the ACCO spin-off.

    For the fourth quarter, on a continuing operations basis:

    -- Diluted EPS before charges/gains was $1.22, up 10% from $1.11 in the year-ago quarter. These results were two cents above the mean estimate of Wall Street securities analysts.

    -- Net sales were $1.96 billion, up 24%. Sales benefited 17 percentage points from the net impact of acquisitions, excise taxes and favorable foreign exchange.

    --  Operating income was $305 million, up 16%.

    -- As expected, sales and operating margins reflect transitional factors and accounting rules related to the spirits and wine acquisition, including accounting for entities with co-mingled assets under FIN 46 accounting requirements.

    "We're pleased to have delivered double-digit fourth quarter growth before charges, even with weak sales at our Waterloo tool storage business and an inventory writedown in that business that impacted results by three cents per share," Wesley added. "The balance of our Home & Hardware business was strong, with sales up 13% and a slight margin improvement. Also, as anticipated, operating income in Golf was lower in its seasonally-smallest quarter due to the timing of new product launches, hurricane-related manufacturing variances, and higher costs for R&D and patent-defense initiatives."

    For the full year, on a continuing operations basis:

    -- Diluted EPS before charges/gains was $4.62, up 12% from $4.12 in 2004.

    -- Net sales were $7.06 billion, up 15%. Sales benefited 8 percentage points from the net impact of acquisitions, excise taxes and favorable foreign exchange.

    --  Operating income was $1.16 billion, up 14%.

    -- Free cash flow reached $407 million before the impact of the spirits & wine acquisition and after dividends and capital expenditures.

    --  Return on equity before charges/gains was 20.9%.

    --  Return on invested capital before charges/gains was 11.4%.

    --  The dividend increased 9% to an annual rate of $1.44.

    "Fortune Brands begins 2006 a stronger company than just a year ago," Wesley continued. "Our stepped-up investments in our leading consumer brands paid off in another year of strong top-line growth. We delivered again on our earnings growth goals. And we sharpened the focus of our portfolio with two value-creating moves: the spin-off of our office products business, and the development of our spirits and wine business into a new global leader with the acquisition of more than 25 global and national premium brands. The integration of the spirits and wine acquisition is on track, and we continue to expect that these new brands will benefit EPS by 35 cents or more in 2006."

    2006 Guidance: Double-Digit Growth in EPS Before Charges/Gains

    "As a more sharply focused, high-performance consumer brands company, we look to 2006 with confidence," Wesley said. "Our new product pipeline is fully loaded, we'll continue investing behind our brands, and we'll continue seizing growth opportunities in new markets.
    "We expect another year of strong performance for Fortune Brands. With the strength of our brands and the success of our strategy, we expect to comfortably achieve our long-term goal of double-digit growth in EPS before charges/gains and stock options expense. 2006 will be the first year we expense costs for stock options, and we anticipate those costs will be about 18 cents per share for 2006. Even with this expense, we expect to achieve double-digit growth in EPS before charges/gains for 2006. For the first quarter, we're targeting EPS before charges/gains and stock options expense to grow in the high-single-to-low-double-digit range. Inclusive of stock options expense, we're targeting first quarter EPS before charges/gains to be up mid-to-high single-digits. While our first quarter expectations reflect costs associated with finalizing the transition of our spirits and wine assets, we see accretion from the spirits and wine acquisition getting progressively stronger as the year unfolds."

    About Fortune Brands

    Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $7 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Beam Global Spirits & Wine, Inc. is the company's spirits and wine business. Major spirits and wine brands include Jim Beam and Maker's Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks(TM) Coffee Liqueur, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    Forward-Looking Statements

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including product and pricing pressures); consolidation of our trade customers and increased private-label products, particularly in the home and hardware industry; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the spirits and wine acquisition and the related integration of internal controls over financial reporting; ability to attract and retain qualified personnel; various external conditions, including general economic conditions, weather and business conditions; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of wholesale distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; our historical consolidated financial statements may not be indicative of future conditions and results due to our recent portfolio realignment; any possible downgrades of the Company's credit ratings; as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

    Use of Non-GAAP Financial Information

    This press release includes earnings and diluted earnings per share before charges/gains, underlying sales data, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow, measures not derived in accordance with generally accepted accounting principles ("GAAP"). These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company's use of these measures, are presented in the attached pages.


                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                       Three Months Ended December 31,
                                      --------------------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------

 Net Sales                             $1,959.0   $1,579.3       24.0
                                      ---------- ---------- ----------

       Cost of goods sold               1,060.2      867.1       22.3

       Excise taxes on spirits and
        wine                              104.5       85.6       22.1

       Advertising, selling, general
        and administrative expenses       468.6      351.3       33.4

       Amortization of intangibles          8.4        8.4          -

       Restructuring and
         non-recurring/
         acquisition-related items         12.0        3.3      263.6
                                      ---------- ---------- ----------

 Operating Income                         305.3      263.6       15.8
                                      ---------- ---------- ----------

       Interest expense                    67.6       18.9      257.7

       Other (income) expense, net         (8.4)     (12.1)      30.6
                                      ---------- ---------- ----------

 Income from Continuing Operations
  before income taxes and minority
  interests                               246.1      256.8       (4.2)
                                      ---------- ---------- ----------

       Income taxes                        62.5       30.2      107.0

       Minority interests                   7.7        4.4       75.0
                                      ---------- ---------- ----------

 Income from Continuing Operations        175.9      222.2      (20.8)
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       27.3          -
                                      ---------- ---------- ----------

 Net Income                              $175.9     $249.5      (29.5)
                                      ---------- ---------- ----------


 Earnings Per Common Share, Basic:
   Income from continuing operations       1.20       1.54      (22.1)
   Income from discontinued operations        -       0.19          -
   Net Income                              1.20       1.73      (30.6)
                                      ---------- ---------- ----------

 Earnings Per Common Share, Diluted:
   Income from continuing operations       1.17       1.49      (21.5)
   Income from discontinued operations        -       0.19          -
   Net Income                              1.17       1.68      (30.4)
                                      ---------- ---------- ----------

 Avg. Common Shares Outstanding
       Basic                              146.2      144.2        1.4
       Diluted                            150.6      149.0        1.1
                                      ---------- ---------- ----------


                                      Twelve Months Ended December 31,
                                      --------------------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------
 Net Sales                             $7,061.2   $6,145.2       14.9
                                      ---------- ---------- ----------

       Cost of goods sold               3,843.0    3,331.8       15.3

       Excise taxes on spirits and
        wine                              326.5      299.7        8.9

       Advertising, selling, general
        and administrative expenses     1,674.8    1,433.0       16.9

       Amortization of intangibles         33.4       35.4       (5.6)

       Restructuring and
        non-recurring/
        acquisition-related items          19.6       20.7       (5.3)
                                      ---------- ---------- ----------

 Operating Income                       1,163.9    1,024.6       13.6
                                      ---------- ---------- ----------

       Interest expense                   158.9       77.3      105.6

       Other (income) expense, net         78.9      (47.0)     267.9
                                      ---------- ---------- ----------

 Income from Continuing Operations
  before income taxes and minority
  interests                               926.1      994.3       (6.9)
                                      ---------- ---------- ----------

       Income taxes                       324.5      261.1       24.3

       Minority interests                  20.0       17.2       16.3
                                      ---------- ---------- ----------

 Income from Continuing Operations        581.6      716.0      (18.8)
                                      ---------- ---------- ----------

 Income from Discontinued Operations       39.5       67.8      (41.7)
                                      ---------- ---------- ----------

 Net Income                              $621.1     $783.8      (20.8)
                                      ---------- ---------- ----------


 Earnings Per Common Share, Basic:
   Income from continuing operations       3.99       4.93      (19.1)
   Income from discontinued operations     0.27       0.47      (42.6)
   Net Income                              4.26       5.40      (21.1)
                                      ---------- ---------- ----------

 Earnings Per Common Share, Diluted:
   Income from continuing operations       3.87       4.78      (19.0)
   Income from discontinued operations     0.26       0.45      (42.2)
   Net Income                              4.13       5.23      (21.0)
                                      ---------- ---------- ----------

 Avg. Common Shares Outstanding
       Basic                              145.6      145.1        0.3
       Diluted                            150.5      149.9        0.4
                                      ---------- ---------- ----------

 Actual Common Shares Outstanding
       Basic                              146.3      144.3        1.4
       Diluted                            151.0      149.4        1.1
                                      ---------- ---------- ----------




                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)

NET SALES AND OPERATING INCOME
------------------------------

                                       Three Months Ended December 31,
                                      --------------------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------
 Net Sales
       Home and Hardware               $1,128.4   $1,030.0        9.6
       Spirits and Wine                   629.0      353.5       77.9
       Golf                               201.6      195.8        3.0
                                      ---------- ---------- ----------
 Total                                  1,959.0    1,579.3       24.0
                                      ---------- ---------- ----------


 Underlying Sales (a)                   1,602.5    1,504.8        6.5
                                      ---------- ---------- ----------
     Acquisitions/Divestitures            281.7      (11.0)         -
     Foreign Exchange                      (5.2)         -          -
     Excise Taxes                          80.0       85.5       (6.4)
                                      ---------- ---------- ----------
 Net Sales                             $1,959.0   $1,579.3       24.0
                                      ---------- ---------- ----------

 Operating Income
       Home and Hardware                 $169.6     $161.9        4.8
       Spirits and Wine                   158.0      116.4       35.7
       Golf                                (6.4)       2.1          -
       Corporate expenses                  15.9       16.8       (5.4)
                                      ---------- ---------- ----------
 Total                                    305.3      263.6       15.8
                                      ---------- ---------- ----------

 Operating Income Before Charges (b)
       Home and Hardware                  169.6      164.5        3.1
       Spirits and Wine                   168.8      116.4       45.0
       Golf                                (6.4)       2.8          -

 Less:
       Corporate expenses                  14.7       16.8      (12.5)
       Restructuring and
        non-recurring/
        acquisition-related items          12.0        3.3      263.6
                                      ---------- ---------- ----------
 Operating Income                        $305.3     $263.6       15.8
                                      ---------- ---------- ----------


NET SALES AND OPERATING INCOME
------------------------------
                                      Twelve Months Ended December 31,
                                      --------------------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------
 Net Sales
       Home and Hardware               $4,153.4   $3,763.7       10.4
       Spirits and Wine                 1,642.0    1,169.3       40.4
       Golf                             1,265.8    1,212.2        4.4
                                      ---------- ---------- ----------
 Total                                  7,061.2    6,145.2       14.9
                                      ---------- ---------- ----------

 Underlying Sales (a)                   6,302.6    5,873.3        7.3
                                      ---------- ---------- ----------
      Acquisitions/Divestitures           444.4      (27.8)         -
      Foreign Exchange                     27.2          -          -
      Excise Taxes                        287.0      299.7       (4.2)
                                      ---------- ---------- ----------
 Net Sales                             $7,061.2   $6,145.2       14.9
                                      ---------- ---------- ----------

 Operating Income
       Home and Hardware                 $655.1     $598.5        9.5
       Spirits and Wine                   401.0      333.7       20.2
       Golf                               171.5      153.8       11.5
       Corporate expenses                  63.7       61.4        3.7
                                      ---------- ---------- ----------
  Total                                 1,163.9    1,024.6       13.6
                                      ---------- ---------- ----------


  Operating Income Before Charges (b)
       Home and Hardware                  655.1      613.0        6.9
       Spirits and Wine                   419.4      333.7       25.7
       Golf                               171.5      160.0        7.2

 Less:
       Corporate expenses                  62.5       61.4        1.8
       Restructuring and
        non-recurring/
        acquisition-related items          19.6       20.7       (5.3)
                                      ---------- ---------- ----------
 Operating Income                      $1,163.9   $1,024.6       13.6
                                      ---------- ---------- ----------

(a) Underlying Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits & wine excise taxes and the net sales from divested entities. With the exception of the Spirits & Wine acquired brands, Underlying Sales also includes net sales from acquisitions for the comparable prior-year period. The results of the Spirits & Wine acquired brands are excluded from Underlying Sales in both the current year and the prior year as the information is not available in the prior year.

Underlying Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

(b) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding any non-recurring items.
Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.


FREE CASH FLOW
--------------
                                               Three Months Ended
                                                  December 31,
                                             ---------------------
                                                2005       2004
                                             ---------- ----------
 Free Cash Flow before the
 Spirits and Wine Acquisition (c)                $95.7      $57.1

   Spirits and Wine Acquisition
     Related Expenditures                        (15.4)         -

   Net Capital Expenditures                       65.3       87.2

   Dividends Paid                                 52.8       47.8
                                             ---------- ----------

 Cash Flow From Operations                      $198.4     $192.1
                                             ---------- ----------


                                              Twelve Months Ended
                                                  December 31,
                                             ---------------------
                                                2005       2004
                                             ---------- ----------
 Free Cash Flow before the
 Spirits and Wine Acquisition (c)               $407.4     $392.7

   Spirits and Wine Acquisition
     Related Expenditures                        (22.1)         -

   Net Capital Expenditures                      215.6      215.6

   Dividends Paid                                201.6      183.6
                                             ---------- ----------

 Cash Flow From Operations                      $802.5     $791.9
                                             ---------- ----------

(c) Free Cash Flow before the Spirits and Wine Acquisition is Cash Flow from Operations less net capital expenditures, dividends paid to stockholders and the Spirits and Wine acquisition related expenditures.

Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS ON A CONTINUING OPERATIONS BASIS
---------------------------------------------------------

EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding any non-recurring items.

For the fourth quarter of 2005, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding the $12.0 million ($7.7 million after tax ) restructuring and non-recurring/acquisition-related items. For the twelve-month period ended December 31, 2005, EPS Before Charges/Gains excludes the $19.6 million ($12.6 million after tax) restructuring and non-recurring/acquisition-related items, hedging program costs of $33.0 million ($21.1 million after tax), hedge accounting expense of $87.9 million and $7.7 million in a tax-related credit.

For the fourth quarter of 2004, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding the $3.3 million (2.0 million after tax) restructuring and restructuring-related items and $58.6 million in tax-related credits. For the twelve-month period ended December 31, 2004, EPS Before Charges/Gains excludes $20.7 million ($12.7 million after tax) restructuring and restructuring-related items, $104.1 million in tax-related credits and $12.0 million ($7.6 million after tax) of insurance proceeds from a Kentucky bourbon warehouse fire.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

                                       Three Months Ended December 31,
                                      --------------------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------
Continuing Operations - Income Before
 Charges/Gains                           $183.6     $165.6       10.9
                                      ---------- ---------- ----------

  Earnings Per Common Share - Basic

  Income from Continuing Operations
   Before Charges/Gains                    1.26       1.15        9.6

     Tax-related credit                       -       0.40     (100.0)
     Restructuring and
      non-recurring/acquisition-
      related items                       (0.06)     (0.01)    (500.0)
                                      ---------- ---------- ----------

  Income from Continuing Operations        1.20       1.54      (22.1)
                                      ---------- ---------- ----------

  Income from Discontinued Operations         -       0.19     (100.0)
                                      ---------- ---------- ----------

  Net Income                               1.20       1.73      (30.6)
                                      ---------- ---------- ----------


Earnings Per Common Share - Diluted

  Income from Continuing Operations
   Before Charges/Gains                    1.22       1.11        9.9

      Tax-related credit                      -       0.39     (100.0)
       Restructuring and
        non-recurring/acquisition-
        related items                     (0.05)     (0.01)    (400.0)
                                      ---------- ---------- ----------

  Income from Continuing Operations        1.17       1.49      (21.5)
                                      ---------- ---------- ----------

  Income from Discontinued Operations         -       0.19     (100.0)
                                      ---------- ---------- ----------

  Net Income                               1.17       1.68      (30.4)
                                      ---------- ---------- ----------


                                      Twelve Months Ended December 31,
                                      --------------------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------
 Continuing Operations - Income Before
  Charges/Gains                          $695.5     $617.0       12.7

 Earnings Per Common Share - Basic

 Income from Continuing Operations
  Before Charges/Gains                     4.77       4.25       12.2
       Kentucky bourbon warehouse
         fire insurance proceeds              -       0.05     (100.0)
       Tax-related credit                  0.05       0.72      (93.1)
       Hedging program costs              (0.15)         -          -
       Hedge accounting expense           (0.60)         -          -
       Restructuring and
        non-recurring/acquisition-
        related items                     (0.08)     (0.09)      11.1
                                      ---------- ---------- ----------
 Income from Continuing Operations         3.99       4.93      (19.1)
                                      ---------- ---------- ----------
 Income from Discontinued Operations       0.27       0.47      (42.6)
         ---------- ---------- ----------
 Net Income                                4.26       5.40      (21.1)
                                      ---------- ---------- ----------

 Earnings Per Common Share - Diluted

 Income from Continuing Operations
  Before Charges/Gains                     4.62       4.12       12.1
       Kentucky bourbon warehouse
         fire insurance proceeds              -       0.05     (100.0)
       Tax-related credit                  0.05       0.69      (92.8)
       Hedging program costs              (0.14)         -          -
       Hedge accounting expense           (0.58)         -          -
       Restructuring and
        non-recurring/acquisition-
        related items                     (0.08)     (0.08)         -
                                      ---------- ---------- ----------
 Income from Continuing Operations         3.87       4.78      (19.0)
                                      ---------- ---------- ----------
 Income from Discontinued Operations       0.26       0.45      (42.2)
                                      ---------- ---------- ----------
 Net Income                                4.13       5.23      (21.0)
                                      ---------- ---------- ----------


RECONCILIATION OF 2006 EARNINGS GUIDANCE TO GAAP
------------------------------------------------

For the first quarter of 2006, the company is targeting EPS before charges/gains from continuing operations to grow in the mid-to-high-single-digit range. On a GAAP basis, the company is targeting EPS from continuing operations to also grow in the mid-to-high-single-digit range.

For the full year, the company is targeting EPS before charges/gains from continuing operations to grow at a double-digit rate. On a GAAP basis, the company is targeting EPS from continuing operations to grow at a strong double-digit rate, benefiting from lower charges/gains in 2006.

Note that while 2005 results do not reflect stock options expense, the company's targeted growth rates are inclusive of stock options expense in 2006.

RESTRUCTURING AND NON-RECURRING/ACQUISITION-RELATED ITEMS
---------------------------------------------------------

The Company recorded pre-tax restructuring and non-recurring/acquisition-related items of $12.0 million ($7.7 million after tax) and $19.6 million ($12.6 million after tax) in the three-month and twelve-month periods ended December 31, 2005. The charges related to the Spirits and Wine acquisition and the write-off of leasehold improvements associated with the spin-off of the office products business.

                          Three Months Ended December 31, 2005
                         (In millions, except per share amounts)
                    --------------------------------------------------
                                         Non-recurring/
                                    Acquisition-Related Items
                                  ------------------------------
                                   Cost of Sales
                     Restructuring    Charges    SG & A Charges  Total
                    --------------------------------------------------

   Spirits and Wine          $-              $-          $10.8  $10.8
   Corporate                  -               -            1.2    1.2
                    --------------------------------------------------
      Total                  $-              $-           12.0   12.0
                    --------------------------------------------------

                                                                ------
Income tax benefit                                                4.3
                                                                ------
Net charge                                                       $7.7
                                                                ------

Charge per common
 share
  Basic                                                         $0.06
  Diluted                                                       $0.05
                                                                ------


                          Twelve Months Ended December 31, 2005
                         (In millions, except per share amounts)
                    --------------------------------------------------
                                         Non-recurring/
                                    Acquisition-Related Items
                                  ------------------------------
                                   Cost of Sales
                     Restructuring    Charges    SG & A Charges  Total
                    --------------------------------------------------
   Spirits and Wine          $-              $-           $18.4 $18.4
   Corporate                  -               -             1.2   1.2
                    --------------------------------------------------
      Total                  $-              $-            19.6  19.6
                    --------------------------------------------------


                                                                ------
Income tax benefit                                                7.0
                                                                ------
Net charge                                                      $12.6
                                                                ------

Charge per common
 share
  Basic                                                         $0.08
  Diluted                                                       $0.08
                                                                ------


                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)

                                             December 31, December 31,
                                               2005 (1)     2004 (2)
                                             ------------ ------------

 Assets
     Current assets
                                             ------------ ------------
         Cash and cash equivalents                 $93.6        $85.1
         Accounts receivable, net                1,115.6        787.8
         Inventories                             1,663.1        915.6
         Other current assets                      320.4        256.9
         Current assets of discontinued
          operations                                   -        596.5
                                             ------------ ------------
           Total current assets                  3,192.7      2,641.9

       Property, plant and equipment, net        1,679.6      1,219.5
       Intangibles resulting from
         business acquisitions, net              6,936.9      3,237.2
       Other assets                              1,448.6        417.8
       Noncurrent assets of discontinued
        operations                                     -        367.2
                                             ------------ ------------
           Total assets                        $13,257.8     $ 7,883.6
                                             ------------ ------------


 Liabilities and Stockholders' Equity
     Current liabilities
                                             ------------ ------------
         Short-term debt                          $637.2       $669.8
         Current portion of long-term debt         296.9          0.4
         Other current liabilities               1,883.8      1,049.0
         Current liabilities of discontinued
          operations                                   -        316.8
                                             ------------ ------------
           Total current liabilities             2,817.9      2,036.0

     Long-term debt                              4,889.9      1,239.5
     Other long-term liabilities                 1,471.0      1,041.7
     Minority interests                            374.8        358.0
     Noncurrent liabilities of discontinued
      operations                                       -         77.6
                                             ------------ ------------
           Total liabilities                     9,553.6      4,752.8

     Stockholders' equity                        3,704.2      3,130.8
                                             ------------ ------------

           Total liabilities and
            stockholders' equity               $13,257.8     $7,883.6
                                             ------------ ------------


(1) 2005 line items reflect FIN 46(R) accounting for the Spirits & Wine acquisition.

(2) The 2004 balance sheet has been restated to reflect an increase to deferred taxes of $45.3 million, an increase to noncurrent liabilities of discontinued operations of $33.5 million and a decrease to stockholder's equity of $78.8 million to reflect higher deferred taxes applicable to identifiable intangible assets acquired prior to 1993.


 Reconciliations of ROE based on Net Income From Continuing Operations
            Before Charges to ROE based on GAAP Net Income
                    (December 31, 2005, Unaudited)

               Rolling twelve months
                 Net Income From                     ROE based on
               Continuing Operations                Net Income From
                Before Charges less              Continuing Operations
                Preferred Dividends    Equity        Before Charges
               ---------------------  --------   ---------------------

Fortune Brands        $694.9        / $3,326.0  =        20.9%


               Rolling twelve months
               GAAP Net Income less                ROE based on GAAP
                Preferred Dividends    Equity          Net Income
               ---------------------  --------   ---------------------

Fortune Brands        $620.5        / $3,426.1  =        18.1%


Return on Equity - or ROE - Before Charges is net income from continuing operations less preferred dividends derived in accordance with GAAP excluding any non-recurring items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding any non-recurring items. See EPS before Charges/Gains on a Continuing Operations Basis section of the press release for non-recurring items.


Reconciliations of ROIC based on Net Income From Continuing Operations
           Before Charges to ROIC based on GAAP Net Income
                    (December 31, 2005, Unaudited)

                Rolling twelve months
                  Net Income From                    ROIC based on
                Continuing Operations               Net Income From
                Before Charges plus   Invested   Continuing Operations
                  Interest Expense     Capital       Before Charges
               ---------------------  --------   ---------------------

Fortune Brands        $797.3        / $6,998.8  =        11.4%


               Rolling twelve months
                       GAAP
                  Net Income plus     Invested     ROIC based on GAAP
                 Interest Expense      Capital         Net Income
               ---------------------  --------   ---------------------

Fortune Brands        $726.8        / $7,106.6  =        10.2%

Return on Invested Capital - or ROIC - Before Charges is net income from continuing operations plus interest expense derived in accordance with GAAP excluding any non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any non-recurring items. See EPS before Charges/Gains on a Continuing Operations Basis section of the press release for non-recurring items.

ROE From Continuing Operations Before Charges and ROIC From Continuing Operations Before Charges are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media Relations), 847-484-4415 or
             Tony Diaz (Investor Relations), 847-484-4410